UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2004

Belden CDT Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
News Release
News Release

2

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2004, Belden CDT Inc. (the “Company”) issued a news release attached as Exhibit 99.1 that sets out the Company’s results of operations for the third quarter of 2004. On November 8, 2004, the Company issued a correction to the November 4 news release attached as Exhibit 99.2, which supersedes and replaces in its entirety the November 4 release.

On July 15, 2004, BC Merger Corp., a wholly owned subsidiary of the Company (formerly called Cable Design Technologies Corporation, “CDT”) was merged with and into Belden Inc. (“Belden”), with Belden continuing as the surviving corporation and as a wholly owned subsidiary of the Company, which changed its name to Belden CDT Inc. For accounting purposes, the Company treated the merger as an acquisition by Belden. Results of the legacy CDT operations are included in 2004 results from July 16, 2004 onwards.

The news releases include a supplementary schedule showing pro forma results of the Company’s continuing operations for the third quarter of 2004 and 2003 as if combined at the beginning of the calendar quarters ended September 30, 2003 and 2004. The supplementary schedule also shows the adjusted results for the same periods excluding merger-related items, severance and other restructuring charges noted in the release. The Company believes this information is helpful to investors in understanding how the Company evaluates the performance of the business.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Company news release dated November 4, 2004 titled “Belden CDT Announces Results of Third Quarter.”
99.2	Company news release dated November 8, 2004 titled “Correction of Belden CDT Results For Third Quarter 2004.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN CDT INC.
Date: November 8, 2004	By:	/s/ Kevin Bloomfield

S:\LEGAL\SEC\2004\8-K Third Quarter Press Release Item 2.02\Form 8-K dated November 8, 2004.doc

3